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                                                                   EXHIBIT 10.17

        *Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

(KOCH SUPPLY & TRADING LP LETTERHEAD)

                                          May 17, 2002    Revised June 14, 2002.


EOTT Energy Operating Ltd. Partnership
Attn:  Mr. Robert Sanford
P.O. Box 4666
Houston, Texas 77210-4666

     Re: Crude Oil Supply and Terminalling Agreement ("Agreement") dated December 1, 1998 by and between EOTT Energy Operating Limited Partnership ("EOTT") and Koch Supply & Trading, LP (as assignee of Koch Petroleum Group, L.P.) ("Koch"), EOTT Contract No. 37562, current reference number TS-02-1023015 as amended.

Dear Mr. Sanford:

This letter agreement shall serve to modify and amend section 6.2(e) of the Agreement.

Upon execution of this letter by each party, the Agreement shall be amended to include the following provision at the end of section 3.1:

            [*]

The foregoing amendment shall remain in effect through November 30, 2002.

Except as set forth above, all other terms and conditions of the Agreement, as amended, shall remain unchanged and in full force and effect.

Agreed to as of this 17th day of May 2002.

EOTT Energy Operating Limited Partnership
By EOTT Energy Corp., on behalf of its general partner
EOTT Energy General Partner, L.L.C.

By: /s/ Robert Sanford
    -------------------------
    Robert Sanford
    General Manager

Koch Supply & Trading, LP

By: /s/ James B. Urban
    -------------------------
    James B. Urban
    Vice President